Exhibit 5.1

[LETTERHEAD OF DAVIS POLK & WARDWELL LLP]

April 22, 2014

CNOOC Limited

65th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong

CNOOC Finance (2013) Limited

c/o Intertrust Corporate Services (BVI) Limited

171 Main Street

Road Town

Tortola VG1 110

British Virgin Islands

CNOOC Nexen Finance (2014) ULC

c/o Charles S. Reagh

1959 UPPER WATER STREET, SUITE 900

HALIFAX NS B3J 3N2, Canada

Ladies and Gentlemen:

We are acting as special United States counsel for CNOOC Finance (2013) Limited, a company incorporated under the laws of the British Virgin Islands (the “2013 Issuer”), CNOOC Nexen Finance (2014) ULC, an unlimited company incorporated under the laws of Nova Scotia, Canada (the “2014 Issuer”), and CNOOC Limited, a company incorporated under the laws of Hong Kong (the “Guarantor”), in connection with the Registration Statement on Form F-3 (File No. 333-188261) (the “Registration Statement”) filed with the United States Securities and Exchange Commission by the 2013 Issuer, the 2014 Issuer and the Guarantor for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Act”), an indeterminate amount of the following securities: (i) the 2013 Issuer’s debt securities (the “2013 Issuer Debt Securities”), which may be issued pursuant to an indenture (the “2013 Issuer Indenture”) among the 2013 Issuer, the Guarantor and The Bank of New York Mellon, as trustee, initial paying agent and initial registrar, (ii) the 2014 Issuer’s debt securities (the “2014 Issuer Debt Securities”), which may be issued pursuant to an indenture (the “2014 Issuer Indenture”) among the 2014 Issuer, the Guarantor and The Bank of New York Mellon, as trustee, initial paying agent and initial registrar, and (iii) guarantees by the Guarantor of the 2013 Issuer Debt Securities (the “2013 Guarantees”) and the 2014 Issuer Debt Securities (the “2014 Guarantees” and together with the 2013 Guarantees, the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the 2013 Issuer, the 2014 Issuer and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the 2013 Issuer, the 2014 Issuer and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon and subject to the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	Assuming that the 2013 Issuer Indenture to be entered into in connection with the issuance of any 2013 Issuer Debt Securities and 2013 Guarantees has been duly authorized, executed and delivered by the 2013 Issuer and the Guarantor insofar as the laws of the British Virgin Islands and Hong Kong are concerned, respectively, the specific terms of a particular series of 2013 Issuer Debt Securities and 2013 Guarantees have been duly authorized insofar as the laws of the British Virgin Islands and Hong Kong are concerned, respectively, and established in accordance with the 2013 Issuer Indenture, and such 2013 Issuer Debt Securities and 2013 Guarantees have been duly authorized, executed, authenticated, issued and delivered, as the case may be, insofar as the laws of the British Virgin Islands and Hong Kong are concerned, respectively, and in accordance with the 2013 Issuer Indenture and the applicable underwriting or other agreement against payment therefor, when such 2013 Issuer Debt Securities and 2013 Guarantees are executed and authenticated, as the case may be, in accordance with the provisions of the 2013 Issuer Indenture and delivered and paid for pursuant to the applicable underwriting agreement, such 2013 Issuer Debt Securities and 2013 Guarantees will constitute valid and binding obligations of the 2013 Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.	Assuming that the 2014 Issuer Indenture to be entered into in connection with the issuance of any 2014 Issuer Debt Securities and 2014 Guarantees has been duly authorized, executed and delivered by the 2014 Issuer and the Guarantor insofar as the laws of Nova Scotia and Hong Kong are concerned, respectively, the specific terms of a particular series of 2014 Issuer Debt Securities and 2014 Guarantees have been duly authorized insofar as the laws of Nova Scotia and Hong Kong are concerned, respectively, and established in accordance with the 2014 Issuer Indenture, and such 2014 Issuer Debt Securities and 2014 Guarantees have been duly authorized, executed, authenticated, issued and delivered, as the case may be, insofar as the laws of Nova Scotia and Hong Kong are concerned, respectively, and in accordance with the 2014 Issuer Indenture and the applicable underwriting or other agreement against payment therefor, when such 2014 Issuer Debt Securities and 2014 Guarantees are executed and authenticated, as the case may be, in accordance with the provisions of the 2014 Issuer Indenture and delivered and paid for pursuant to the applicable underwriting agreement, such 2014 Issuer Debt Securities and 2014 Guarantees will constitute valid and binding obligations of the 2014 Issuer and the Guarantor, respectively, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the 2013 Issuer, the 2014 Issuer or the Guarantor, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the 2013 Issuer, the 2014 Issuer and the Guarantor is, and shall remain, validly existing as a company in good standing under the laws of the British Virgin Islands, Nova Scotia and Hong Kong, respectively; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the 2013 Issuer Indenture, the 2014 Issuer Indenture, the 2013 Issuer Debt Securities, the 2014 Issuer Debt Securities, the 2013 Guarantees and the 2014 Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the 2013 Issuer, the 2014 Issuer or the Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the 2013 Issuer, the 2014 Issuer and the Guarantor of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the 2013 Issuer, the 2014 Issuer or the Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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